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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K12G3

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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       Date of Report (Date of earliest event reported): February 22, 2001


                          NCO PORTFOLIO MANAGEMENT INC.
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             (Exact name of Registrant as specified in its charter)

           Delaware                                                             23-3005839
-------------------------------    ---------------------------------      -----------------------
(State or other jurisdiction of         (Commission File Number)             (I.R.S. Employer
incorporation or organization)                                             Identification Number)


                               1705 Whitehead Road
                            Baltimore, Maryland 21207
                            -------------------------
          (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code: (410-594-7000)

                             Creditrust Corporation
                             7000 Security Boulevard
                         Baltimore, Maryland 21244-2543
          ------------------------------------------------------------
          (Former name or former address if changed since last report)
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Item 2.  Acquisition or Disposition of Assets.
         ------------------------------------

         Pursuant to the Fifth Amended Plan of Reorganization (with technical amendments) dated December 21, 2000 (the "Plan") of Creditrust Corporation ("Creditrust") and related Second Amended and Restated Agreement and Plan of Merger dated as of September 22, 2000 ("Merger Agreement") among Creditrust, NCO Financial Systems, Inc., NCO Portfolio Management, Inc. ("Portfolio"), and NCO Group, Inc., on February 22, 2001, Creditrust was merged into Portfolio. Portfolio was the surviving corporation in the merger and will continue to operate as a Delaware corporation under the name "NCO Portfolio Management, Inc."

         Creditrust's Current Report on Form 8-K filed with the Commission on February 27, 2001 is hereby incorporated by reference. A description of the merger and Portfolio's capital stock is contained in that Report.

         Under the Merger Agreement, Creditrust stockholders initially will receive 0.1388 shares of Portfolio common stock, and will be eligible to receive up to an additional 0.0279 shares, currently held in escrow, pending the resolution of certain disputed bankruptcy claims. Fractional shares will be rounded up or down to the nearest whole share.

         Creditrust's common stock was registered under Section 12(g) of the Exchange Act. Portfolio is filing this Report pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934 (the "Exchange Act"). As provided in that rule, Portfolio common stock is deemed to be registered under Section 12(g) of the Exchange Act.

         Creditrust will file a Form 15 with the SEC to terminate the registration of Creditrust's common stock under the Exchange Act.


                                    NCO PORTFOLIO MANAGEMENT, INC.

                                    By: /s/  Richard J. Palmer
                                        --------------------------------------
                                        Chief Financial Officer and Treasurer



Date:   February 27, 2001


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